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12/05/2003

**Superseded by materials dated December 5, 2005

Subject: GMAC 2003-C3: PRICE GUIDANCE **TREPP INFO**
**GMAC 2003-C3** $1.3B Fixed Rate CMBS **PX GUIDANCE**
Lead Mngrs/Tri-Books: Deutsche Bank, Goldman Sachs, Morgan Stanley
Sellers: GMAC (23.0%), GACC (31.8%), MSMC (26.1%), Archon (19.1%)
Rating Agencies: Moody's and S&P

Transaction is up on INTEX, Trepp, BBMG (pass: GMACC033), Conquest (will take over a week).

This should be forwarded to all Trepp users. Due to the AFR Loan having YM then Def for a portion of it, Trepp's model can't handle this correctly if you want to run a CPY (cpr after YM) scenario. Please forward to clients so they understand what to do.

In this deal, one loan (the AFR portfolio loan (securitization balance $60,000,000) prepayment provision is as follows: yield maintenance for 24 months, defeasance for 91 periods) has the option of defeasance after yield maintenance. The model treats the defeasance periods as lockout. For PC users:
In order to run a cpy (a speed after lockout and yield maintenance) case, one must click on two flags on the scenario manager screen. The first is the [begin prepay based on premium?] flag. This flag can be turned on by checking the gray box. The second is the [prepay only when premium :] flag. The user must select
<=10% from the pull down menu. An example has already been set up in the scenario manager screen. For YTTM users: In order to run a cpy (a speed after lockout and yield maintenance) case, one MUST a) enter the desired prepay speed in the [CPR when PP<=x] box and b) on the ADTM screen, fill in the [CPR (PP<=%) at premium] box with a 10. Please contact Trepp with any questions.

Collateral:
- 81 loans / 245 properties
- Office 37.5%, Anch. Retail 22.1%, MF 19.3%, Mixed Use 8.1%, Hotel 4.3%, Unanchored Retail 3.4%, Industrial 2.8%, Other 2.5%
- CA 15.4%, FL 12.2%, NY 12.0%, TX 11.4%, IL 8.6%, VA 7.0%, Other 33.4%
- 70.5% LTV; 1.55x DSCR
- Top 10 loans = 45.7%
Structure:
PUBLICLY OFFERED SECURITIES
CL   Size($MM) S&P/Mdy   C/E     A/L   PRIN WIN     PX GUID
A1   103.9     AAA/Aaa  17.500%  3.50  01/04-10/08  s+20-21
A2   114.4     AAA/Aaa  17.500%  5.70  10/08-07/10  s+23-24
A3   247.9     AAA/Aaa  17.500%  7.25  07/10-04/13  s+31-32
A4   408.1     AAA/Aaa  17.500%  9.70  04/13-11/13  s+32-33
B     41.7     AA/Aa2   14.375%  9.89  11/13-11/13  s+41area
C     16.7     AA-/Aa3  13.125%  9.89  11/13-11/13  s+45area
D     30.0     A/A2     10.875%  9.94  11/13-12/13  s+50area
E     21.7     A-/A3     9.250%  9.98  12/13-12/13  s+59area
PRIVATELY OFFERED BONDS
F     23.3     BBB+/Baa1 7.500%  9.98  12/13-12/13  s+75-80
G     13.3     BBB/Baa2  6.500%  9.98  12/13-12/13  s+85-90
H     16.7     BBB-/Baa3 5.250%  9.98  12/13-12/13  s+125-130
A1A  226.0     AAA/AAA  17.500%  6.85  01/04-11/13  --Not Offered--
X1 1,333.6ntl  Aaa/AAA  approx 18mm proceeds        T+325-350
X2 1,280.5Ntl  Aaa/AAA  approx 43mm proceeds        T+65

Expected Timing:
- Tuesday 12/2 : Termsheets & Annex A
- Wednesday 12/3: Reds - PDF Version available, Hard Copy Thursday
- Tuesday 12/2 : Hartford breakfast -8:30AM- Goodwin Hotel (Avery Room)
- Tuesday 12/2 : Boston lunch -12:30AM- DB Offices (225 Franklin St.-25th flr)
- Tues-Mon12/2-8: 1on1 meetings in New York & Conf. calls
- Week of 12/8 : Launch & Price

**Please call DB, GS or MS desk to schedule meetings**

(See attached file: GMAC03C3.xls)(See attached file: GMAC 2003 C3 Collateral Term Sheet.pdf)


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